Exhibit 4.6

OLD LINE BANCSHARES, INC.

2010 EQUITY INCENTIVE PLAN

1.    Establishment, Purpose and Types of Awards. Old Line Bancshares, Inc. (the “Company”), the parent holding company of Old Line Bank (the “Bank”) hereby establishes the OLD LINE BANCSHARES, INC. 2010 EQUITY INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to advance the interests of the Company by providing directors and selected employees of the Bank, the Company, and their Affiliates with the opportunity to acquire shares of Common Stock. By encouraging stock ownership, the Company seeks to attract, retain and motivate the best available personnel for positions of substantial responsibility; to provide additional incentive to directors and selected employees of the Company, the Bank and their Affiliates to promote the success of the business as measured by the value of its shares; and generally to increase the commonality of interests among directors, employees, and other stockholders.

The Plan permits the granting of stock options (including incentive stock options within the meaning of Code section 422 and non-qualified stock options), stock appreciation rights, restricted or unrestricted stock awards, phantom stock, performance awards, other stock-based awards, or any combination of the foregoing.

2.    Definitions. Under the Plan, except where the context otherwise indicates, the following definitions apply:

“Administrator” means the Board or the committee(s) or officer(s) appointed by the Board that have authority to administer the Plan as provided in Section 3 hereof.

“Affiliate” means any entity, whether now or hereafter existing, which controls, is controlled by, or is under common control with, the Company (including, but not limited to, joint ventures, limited liability companies, and partnerships), including Old Line Bank. For this purpose, “control” shall mean ownership of 50% or more of the total combined voting power or value of all classes of stock or interests of the entity.

“Award” means any stock option, stock appreciation right, stock award, phantom stock award, performance award, or other stock-based award pursuant to the Plan.

The “Bank” means Old Line Bank.

“Board” means the Board of Directors of the Company.

“Cause” has the meaning ascribed to such term or words of similar import in Participant’s written employment or service contract with the Company or Bank and, in the absence of such agreement or definition, means Participant’s (i) conviction of, or plea of guilty or nolo contendere to, a felony or crime involving moral turpitude; (ii) fraud on or misappropriation of any funds or property of the Company, the Bank, or any affiliate, customer or vendor; (iii) personal dishonesty, incompetence, willful misconduct, willful violation of any law, rule or regulation (other than minor traffic violations or similar offenses), or breach of fiduciary duty which involves personal profit; (iv) willful misconduct in connection with Participant’s duties or willful failure to perform Participant’s responsibilities in the best interests of the Company or Bank; (v) illegal use or distribution of drugs; (vi) violation of any Company, Bank or Affiliate rule, regulation, procedure or policy; or (vii) breach of any provision of any employment, non-disclosure, non-competition, non-solicitation or other similar agreement executed by Participant for the benefit of the Company or Bank, all as determined by the Administrator, which determination will be conclusive.

“Change of Control” means if any of the following occurs:

(i) any individual, firm, corporation or other entity, or any group (as defined in Section 13(d)(3) or the Exchange Act) becomes, directly or indirectly, the beneficial owner (as defined in the general rules and regulations of the Securities and Exchange Commission with respect to Sections 13(d) and 13(g) of the Exchange Act) of more than 30% of the then outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors of the Company; or

(ii) the stockholders of the Company approve a definitive agreement for (i) the merger or other business combination of the Company with or into another corporation pursuant to which the stockholders of the Company do not own, immediately after the transaction, more than 50% of the voting power of the corporation that survives and is a publicly owned corporation and not a subsidiary of another corporation, or (ii) the sale, exchange or other disposition of all or substantially all of the assets of the Company; or

(iii) during any period of two years or less, individuals who at the beginning of such period constituted the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the stockholders of the Company, of each new director was approved by a vote of at least 75% of the directors then still in office who were directors at the beginning of the period. Notwithstanding the foregoing, a Change of Control shall not be deemed to have taken place if beneficial ownership is acquired by, or a tender exchange offer is commenced by, the Company or any of its subsidiaries, any profit sharing, employee ownership or other employee benefit plan of the Company or any subsidiary of any trustee of or fiduciary with respect to any such plan when acting in such capacity, or any group comprised solely of such entities; or

(iv) the sale, transfer or assignment of all or substantially all of the assets of the Company or the Bank to any third party.

“Code” means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

“Common Stock” means the Company’s common stock, par value $0.01 per share.

“Company” means Old Line Bancshares, Inc.

“Disability” shall, unless otherwise expressly provided in the applicable Grant Agreement, have the meaning ascribed to such term or words of similar import in the Grantee’s written employment or similar agreement with the Company or an Affiliate; provided, however, that if there is no such agreement, Disability shall mean a physical or mental condition that renders the Participant unable to perform the duties of the Participant’s customary position of service for an indefinite period that the Administrator determines will be of long, continued duration. The Participant will be considered Disabled as of the date the Administrator determines the Participant first satisfied the definition of Disability. The Administrator may require such proof of Disability as the Administrator in its sole discretion deems appropriate and the Administrator’s good faith determination as to whether Participant is totally and permanently disabled will be final and binding on all parties concerned.

“Employee” means any person employed by the Company, the Bank, or any Affiliate, other than in the capacity as director, advisory director or comparable status.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Fair Market Value” means, with respect to a share of Common Stock for any purpose on a particular date: (i) the closing price quoted on The NASDAQ Stock Market or other national securities exchange or national securities association that is the principal market for the Common Stock; (ii) if the Common Stock is not so listed, the last or closing price on the relevant date quoted on the OTC Bulletin Board Service or by Pink Sheets LLC or a comparable service as determined in the Administrator’s sole discretion; or (iii) if the Common Stock is not listed or quoted by any of the above, the closing bid price on the relevant date furnished by a professional market maker for the Common Stock selected by the Administrator in its sole discretion. If the Common Stock is listed or quoted as described in clause (i), clause (ii) or clause (iii) above, as applicable, but no public trading of the Common Stock occurs on the relevant date, then Fair Market Value shall be determined as of the nearest preceding date on which trading of the Common Stock occurred. For all purposes under the Plan, the term “relevant date” as used in this definition means either the date as of which Fair Market Value is to be determined or the nearest preceding date on which public trading of the Common Stock occurred, as determined in the Administrator’s sole discretion.

“Grant Agreement” means a written document memorializing the terms and conditions of an Award granted pursuant to the Plan. Each Grant Agreement shall incorporate the terms of the Plan.

“Participant” means a person eligible to be granted Awards under the Plan pursuant to Section 5 hereof.

“Parent” shall mean a corporation, whether nor or hereafter existing, within the meaning of the definition of “parent corporation” provided in Code section 424(e), or any successor thereto.

“Performance Goals” shall mean performance goals established by the Administrator which may be based on one or business criteria selected by the Administrator that apply to an individual or group of individuals, the Corporation and/or one or more of its Affiliates either separately or together, over such performance period as the Administrator may designate, including, but not limited to, criteria based on operating income, earnings or earnings growth, sales, return on assets, equity or investment, regulatory compliance, satisfactory internal or external audits, improvement of financial ratings, achievement of balance sheet or income statement objectives, or any other objective goals established by the Administrator, and may be absolute in their terms or measured against or in relationship to other companies comparably, similarly or otherwise situated.

“Prior Plan” means the Old Line Bancshares, Inc. 2004 Equity Incentive Plan.

“Subsidiary” and “Subsidiaries” shall mean only a corporation or corporations, whether now or hereafter existing, within the meaning of the definition of “subsidiary corporation” provided in section 424(f) of the Code, or any successor thereto.

“Ten-Percent Stockholder” shall mean a Participant who (applying the rules of Code section 424(d)) owns stock possessing more than 10% of the total combined voting power or value of all classes of stock or interests of the Corporation or a Parent or Subsidiary of the Corporation.

3.    Administration.

(a)    Administration of the Plan. The Plan shall be administered by the Board or a committee that may be appointed by the Board from time to time; provided, however, that unless otherwise determined by the Board, the Administrator shall be composed solely of two or more persons who are “outside directors” within the meaning of Code section 162(m)(4)(C)(i) and the regulations promulgated thereunder and “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act. To the extent allowed by applicable state or federal law, the Board by resolution may authorize an officer or officers to grant Awards (other than stock Awards) to other officers and employees of the Company and its Affiliates, and, to the extent of such authorization, such officer or officers shall be the Administrator.

(b)    Powers of the Administrator. The Administrator shall have all the powers vested in it by the terms of the Plan, such powers to include authority, in its sole discretion, to grant Awards under the Plan, prescribe Grant Agreements evidencing such Awards and establish programs for granting Awards.

The Administrator shall have full power and authority to take all other actions necessary to carry out the purpose and intent of the Plan, including, but not limited to, the authority to: (i) determine the eligible persons to whom, and the time or times at which, Awards shall be granted; (ii) determine the types of Awards to be granted; (iii) determine the number of shares to be covered by or used for reference purposes for each Award; (iv) impose such terms, limitations, restrictions and conditions (not inconsistent with the Plan) upon any such Award as the Administrator shall deem appropriate, including, but not limited to, whether a stock option shall be an incentive stock option or a nonqualified stock option, any exceptions to nontransferability, any Performance Goals applicable to Awards, any provisions relating to vesting, any circumstances in which the Awards would terminate, the period during which Awards may be exercised, and the period during which Awards shall be subject to restrictions; (v) modify, amend, extend or renew outstanding Awards, or accept the surrender of outstanding Awards and substitute new Awards (provided however, that, except as provided in Section 6 or 7(d) of the Plan, any modification that would materially adversely affect any outstanding Award shall not be made without the consent of the holder); (vi) accelerate, extend or otherwise change the time in which an Award may be exercised or becomes payable and to waive or accelerate the lapse, in whole or in part, of any restriction or condition with respect to such Award, including, but not limited to, any restriction or condition with respect to the vesting or exercisability of an Award following termination of any grantee’s employment or other relationship with the Company or an Affiliate; (vii) establish objectives and conditions (including, without limitation, vesting criteria), if any, for earning Awards and determining whether such objectives and conditions have been satisfied; (viii) determine the Fair Market Value of the Common Stock from time to time in accordance with the Plan; and (ix) for any purpose, including but not limited to, qualifying for preferred tax treatment under foreign tax laws or otherwise complying with the regulatory requirements of local or foreign jurisdictions, to establish, amend, modify, administer or terminate sub-plans, and prescribe, amend and rescind rules and regulations relating to such sub-plans.

The Administrator shall have full power and authority, in its sole discretion, to administer and interpret the Plan, Grant Agreements and all other documents relevant to the Plan and Awards issued thereunder, and to adopt and interpret such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Administrator deems necessary or advisable.

(c)    Non-Uniform Determinations. The Administrator’s determinations under the Plan (including, without limitation, determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the Grant Agreements evidencing such Awards) need not be uniform and may be made by the Administrator selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

(d)    Limited Liability. To the maximum extent permitted by law, no member of the Administrator shall be liable for any action taken or decision made in good faith relating to the Plan or any Award thereunder.

(e)    Indemnification. To the maximum extent permitted by law and by the Company’s charter and by-laws, the members of the Administrator shall be indemnified by the Company in respect of all their activities under the Plan.

(f)    Reliance on Reports. Each member of the Board shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company, and upon any other information furnished in connection with this Plan. In no event shall any person who is or shall have been a member of the Board or the Administrator be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information, or for any action taken, including the furnishing of information, or failure to act, if in good faith.

(g)    Effect of Administrator’s Decision. All actions taken and decisions and determinations made by the Administrator on all matters relating to the Plan pursuant to the powers vested in it hereunder shall be in the Administrator’s sole discretion and shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee, consultant, or director of the Company, and their respective successors in interest.

4.    Shares Available for the Plan. The aggregate number of shares of Common Stock issuable pursuant to all Awards granted under the Plan shall not exceed 700,000 plus (i) any available shares of Common Stock under the Prior Plan as of its termination date and (ii) shares of Common Stock subject to options granted under the Prior Plan that expire or terminate without having been fully exercised. Notwithstanding the foregoing (but subject to adjustment as provided in Section 7(f)), in no event may the number of shares issuable pursuant to the exercise of incentive stock options granted hereunder exceed 700,000. The aggregate number of shares of Common Stock available for grant under this Plan and the number of shares of Common Stock subject to outstanding Awards shall be subject to adjustment as provided in Section 7(f).

The Company shall reserve such number of shares for Awards under the Plan, subject to adjustments as provided in Section 7(f) of the Plan. If any Award, or portion of an Award, under the Plan expires or terminates unexercised, becomes unexercisable or is forfeited or otherwise terminated, surrendered or canceled as to any shares, or if any shares of Common Stock are repurchased by or surrendered to the Company in connection with any Award (whether or not such surrendered shares were acquired pursuant to any Award), or if any shares are withheld by the Company, the shares subject to such Award and the repurchased, surrendered and withheld shares shall thereafter be available for further Awards under the Plan; provided, however, that to the extent required by applicable law, any such shares that are surrendered to or repurchased or withheld by the Company in connection with any Award or that are otherwise forfeited after issuance shall not be available for purchase pursuant to incentive stock options intended to qualify under Code section 422.

5.    Participation. Participation in the Plan shall be open to those employees, officers and directors of, and other individuals providing bona fide services to or for, the Company, or of any Affiliate of the Company, as may be selected by the Administrator from time to time. The Administrator may also grant Awards to individuals in connection with hiring, retention or otherwise, prior to the date the individual first performs services for the Company or an Affiliate, provided that such Awards shall not become vested or exercisable prior to the date the individual first commences performance of such services.

6.    Awards. The Administrator, in its sole discretion, shall establish the terms of all Awards granted under the Plan. All Awards shall be subject to the terms and conditions provided in the Grant Agreement. Awards may be granted individually or in tandem with other types of Awards. Each Award shall be evidenced by a Grant Agreement, and each Award shall be subject to the terms and conditions provided in the applicable Grant Agreement. The Administrator may permit or require a recipient of an Award to defer such individual’s receipt of the payment of cash or the delivery of Common Stock that would otherwise be due to such individual by virtue of the exercise of, payment of, or lapse or waiver of restrictions respecting, any Award. If any such deferral is required or permitted, the Administrator shall, in its sole discretion, establish rules and procedures for such deferral.

(a)    Stock Options. The Administrator may from time to time grant to eligible Participants Awards of incentive stock options as that term is defined in Code section 422 or non-qualified stock options; provided, however, that Awards of incentive stock options shall be limited to employees of the Company or of any current or hereafter existing “parent corporation” or “subsidiary corporation,” as defined in Code sections 424(e) and (f), respectively, of the Company. The exercise price of any option granted under the Plan shall not be less than the Fair Market Value of the shares of Common Stock underlying such option on the date of grant, provided, however, that an incentive stock option granted to an Employee who owns stock representing more than 10% of the combined voting power of the Company or any Affiliate must have an exercise price at least equal to 110% of Fair Market Value as of the date of grant. No stock option shall be an incentive stock option unless so designated by the Administrator at the time of grant or in the Grant Agreement evidencing such stock option.

(i) Special Rules for Incentive Stock Options. The aggregate Fair Market Value, as of the date the Option is granted, of the shares of Common Stock with respect to which incentive stock options are exercisable for the first time by a Participant during any calendar year (under all incentive stock option plans, as defined in Section 422 of the Code, of the Company, or any Parent or Subsidiary), shall not exceed $100,000 or such other dollar limitation as may be provided in the Code. Notwithstanding the prior provisions of this Section, the Board may grant Options in excess of the foregoing limitations, in which case such Options granted in excess of such limitation shall be Options which are non-qualified stock options. Notwithstanding the foregoing or any provision in the applicable Grant Agreement, if the employment of the grantee of any option designated as an incentive stock option terminates after age 65, any vested incentive stock options which have not become exercisable under the terms of this Plan or the applicable grant agreement shall be exercisable as nonqualified options during the 30-day period following termination of employment.

(b)    Stock Appreciation Rights. The Administrator may from time to time grant to eligible participants Awards of Stock Appreciation Rights (“SARs”). A SAR may be exercised in whole or in part as provided in the applicable Grant Agreement and entitles the grantee to receive, subject to the provisions of the Plan and the Grant Agreement, a payment having an aggregate value equal to the product of (i) the excess of (A) the Fair Market Value on the exercise date of one share of Common Stock over (B) the base price per share specified in the Grant Agreement, which shall not be less than the Fair Market Value of one share of Common Stock as of the date the SAR is granted, times (ii) the number of shares specified by the SAR, or portion thereof, which is exercised. Payment by the Company of the amount receivable upon any exercise of a SAR may be made by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement or as determined in the sole discretion of the Administrator. If upon settlement of the exercise of a SAR a grantee is to receive a portion of such payment in shares of Common Stock, the number of shares shall be determined by dividing such portion by the Fair Market Value of a share of Common Stock on the exercise date. No fractional shares shall be used for such payment and the Administrator shall determine whether cash shall be given in lieu of such fractional shares or whether such fractional shares shall be eliminated.

(c)    Stock Awards. The Administrator may from time to time grant restricted or unrestricted Stock Awards to eligible Participants in such amounts, on such terms and conditions (which terms and conditions may, without limitation, condition the vesting or payment of Stock Awards on duration of service or the achievement of one or more Performance Goals), and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. By action taken after the restricted Stock Award is issued, however, the Administrator may, on such terms and conditions as it may determine to be appropriate, remove any or all of the restrictions imposed by the terms of the Grant Agreement.

(d)    Phantom Stock. The Administrator may from time to time grant Awards to eligible participants denominated in stock-equivalent units (“Phantom Stock”) in such amounts and on such terms and conditions as it shall determine, which terms and conditions may condition the vesting or payment of Phantom Stock on the achievement of one or more Performance Goals. Phantom Stock granted to a Participant shall be credited to a bookkeeping reserve account solely for accounting purposes and shall not require a segregation of any of the Company’s assets. An Award of Phantom Stock may be settled in Common Stock, in cash, or in a combination of Common Stock and cash, as specified in the Grant Agreement. Except as otherwise provided in the applicable Grant Agreement, the grantee shall not have the rights of a stockholder with respect to any shares of Common Stock represented by a Phantom Stock Award solely as a result of the grant of a Phantom Stock Award to the grantee. In granting any such Phantom Stock Awards, the Administrator shall consider the potential application of Section 409A of the Code, and the applicable Grant Agreement shall include appropriate disclosure with respect to any such potential application.

(e)    Performance Awards. The Administrator may, in its sole discretion, grant Performance Awards, which become payable on account of attainment of one or more Performance Goals established by the Administrator. Performance awards may be paid by the delivery of Common Stock or cash, or any combination of Common Stock and cash, as specified in the Grant Agreement.

(f)    Other Stock-Based Awards. The Administrator may from time to time grant other stock-based awards to eligible Participants in such amounts, on such terms and conditions, and for such consideration, including no consideration or such minimum consideration as may be required by law, as it shall determine. Other stock-based awards may be denominated in cash, in Common Stock or other securities, in stock-equivalent units, in stock appreciation units, in securities or debentures convertible into Common Stock, or in any combination of the foregoing and may be paid in Common Stock or other securities, in cash, or in a combination of Common Stock or other securities and cash, all as determined in the sole discretion of the Administrator as set forth in the Grant Agreement. In granting any such

Awards, the Administrator shall consider the potential application of Section 409A of the Code, and the applicable Grant Agreement shall include appropriate disclosure with respect to any such potential application.

7.    Miscellaneous.

(a)    Investment Representations. The Administrator may require each person acquiring shares of Common Stock pursuant to Awards hereunder to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend that the Administrator deems appropriate to reflect any restrictions on transfer. All certificates for shares issued pursuant to the Plan shall be subject to such stock transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed or interdealer quotation system upon which the Common Stock is then quoted, and any applicable federal or state securities laws. The Administrator may place a legend or legends on any such certificates to make appropriate reference to such restrictions.

(b)    Compliance with Securities Law. Each Award shall be subject to the requirement that if, at any time, counsel to the Company shall determine that the listing, registration or qualification of the shares subject to such an Award upon any securities exchange or interdealer quotation system or under any state or federal law, or the consent or approval of any governmental or regulatory body, or that the disclosure of nonpublic information or the satisfaction of any other condition is necessary in connection with the issuance or purchase of shares under such an Award, such Award may not be exercised, in whole or in part, unless such satisfaction of such condition shall have been effected on conditions acceptable to the Administrator. Nothing herein shall be deemed to require the Company to apply for or to obtain such listing, registration or qualification, or to satisfy such condition.

(c)    Withholding of Taxes. Grantees and holders of Awards shall pay to the Company or its Affiliate, or make provision satisfactory to the Administrator for payment of, any taxes required to be withheld in respect of Awards under the Plan no later than the date of the event creating the tax liability. The Company or its Affiliate may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind otherwise due to the grantee or holder of an Award. In the event that payment to the Company or its Affiliate of such tax obligations is made in shares of Common Stock, such shares shall be valued at Fair Market Value on the applicable date for such purposes and shall not exceed in amount the minimum statutory tax withholding obligation.

(d)    Loans. To the extent otherwise permitted by law, the Company or its Affiliate may make loans to grantees to assist grantees in exercising Awards and satisfying any withholding tax obligations.

(e)    Transferability. Except as otherwise determined by the Administrator or provided in a Grant agreement, and in any event in the case of an incentive stock option or a stock appreciation right granted with respect to an incentive stock option, no Award granted under the Plan shall be transferable by a grantee otherwise than by will or the laws of descent and distribution or pursuant to the terms of a “qualified domestic relations order” (within the meaning of Section 414(p) of the Code and the regulations and rulings thereunder). Unless otherwise determined by the Administrator in accord with the provisions of the immediately preceding sentence, an Award may be exercised during the lifetime of the grantee, only by the grantee or, during the period the grantee is under a legal disability, by the grantee’s guardian or legal representative.

(f)    Adjustments for Corporate Transactions and Other Events.

(i)    Capital Adjustments. In the event of any change in the outstanding Common Stock by reason of any stock dividend, spin-off, stock split, reverse stock split, split- up, recapitalization, reclassification, reorganization, combination or exchange of shares, merger, consolidation, liquidation, business combination, exchange of shares or the like, then (A) the maximum number of shares of such Common Stock as to which Awards may be granted under the Plan, and (B) the number of shares covered by and the exercise price and other terms of outstanding Awards, shall, without further action of the Board, be appropriately adjusted to reflect such event, unless, with respect to Section 7(f)(i)(A) only, the Board determines, at the time it approves such action that no such adjustment shall be made. The Administrator may make adjustments, in its sole discretion, to address the treatment of fractional shares and fractional cents that arise with respect to outstanding Awards as a result of the stock dividend, stock split or reverse stock split.

(ii)    Change of Control Transactions. In the event of any transaction resulting in a Change of Control of the Company, (A) except as provided in the next sentence of this Section 7(f)(ii), all outstanding stock options and other Awards shall vest and become exercisable to the extent provided for in the applicable Grant Agreement, and (B) the holders of stock options and other Awards under the Plan will be permitted, immediately before the Change of Control, to exercise or convert all portions of such stock options or other Awards under the Plan that are then exercisable or convertible or which become exercisable or convertible upon or prior to the effective time of the Change of Control. If the acceleration or vesting of an Award or Awards pursuant to this Section 7(f)(ii) would cause any portion of the Award or Awards to be treated as a “parachute payment” (as defined in section 280G of the Code), then except as may be expressly provided in the applicable Grant Agreement such Award or Awards shall vest only to the extent that such acceleration of vesting does not cause any portion of the Award or Awards to be so treated. In addition, and notwithstanding any provision of any Grant Agreement, payments in respect of Awards are subject to and conditioned upon compliance with 12 U.S.C. Section 1828(k) and 12 C.F.R. Part 359, Golden Parachute and Indemnification Payments.

(g)    Substitution of Awards in Mergers and Acquisitions. Awards may be granted under the Plan from time to time in substitution for awards held by employees, officers, consultants or directors of entities who become or are about to become employees, officers, consultants or directors of the Bank or an Affiliate as the result of a merger or consolidation of the employing entity with the Bank or an Affiliate, or the acquisition by the Bank or an Affiliate of the assets or stock of the employing entity. The terms and conditions of any substitute

Awards so granted may vary from the terms and conditions set forth herein to the extent that the Administrator deems appropriate at the time of grant to conform the substitute Awards to the provisions of the awards for which they are substituted.

(h)    Termination, Amendment and Modification of the Plan. The Board may terminate, amend or modify the Plan or any portion thereof at any time, but no amendment or modification shall be made which would impair the rights of any grantee under any Award theretofore made, without his or her consent. Notwithstanding anything to the contrary contained in the Plan, the Board may not amend or modify the Plan or any portion thereof without stockholder approval where such approval is required by applicable law or by the rules of any securities exchange (e.g. The NASDAQ Stock Market) or quotation system on which the Common Stock is listed or traded. Furthermore, notwithstanding anything to the contrary contained in the Plan, the Administrator may not amend or modify any Award if such amendment or modification would require the approval of the stockholders if the amendment or modification were made to the Plan.

(i)    Non-Guarantee of Employment or Service. Nothing in the Plan or in any Grant Agreement thereunder shall confer any right on an individual to continue in the service of the Company or shall interfere in any way with the right of the Company to terminate such service at any time with or without cause or notice and whether or not such termination results in: (i) the failure of any Award to vest; (ii) the forfeiture of any unvested or vested portion of any Award; and/or (iii) any other adverse effect on the individual’s interests under the Plan.

(j)    No Trust or Fund Created. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a grantee or any other person. To the extent that any grantee or other person acquires a right to receive payments from the Company pursuant to an Award, such right shall be no greater than the right of any unsecured general creditor of the Company.

(k)    Governing Law. The validity, construction and effect of the Plan, of Grant Agreements entered into pursuant to the Plan, and of any rules, regulations, determinations or decisions made by the Administrator relating to the Plan or such Grant Agreements, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be determined exclusively in accordance with applicable federal laws and the laws of the State of Maryland without regard to its conflict of laws principles. Any suit with respect to the Plan shall be brought in the federal or state courts in the districts which include the city and state in which the principal offices of the Company are located.

(l)    Effective Date; Termination Date. The Plan is effective as of the date approved by the Company’s stockholders and shall continue in effect for a term of ten (10) years, unless earlier terminated pursuant to Section 7(g) hereof. No Award shall be granted under the Plan after the close of business on the day immediately preceding the tenth anniversary of the effective date of the Plan, or if earlier, the tenth anniversary of the date the Plan is approved by the stockholders, and no Award under the Plan shall have a term of more than ten (10) years. Subject to other applicable provisions of the Plan, all Awards made under the Plan prior to such termination of the Plan shall remain in effect until such Awards expire or have been satisfied or terminated in accordance with the Plan and the terms of such Awards; provided, however, that no Award that contemplates exercise or conversion may be exercised or converted, and no Award that defers vesting, shall remain outstanding and unexercised, unconverted or unvested, in each case, for more than ten years after the date such Award was initially granted.

(m)     Regulatory Restrictions. The Plan and the Company’s obligations under the Plan and any Grant Agreement shall be subject to all applicable federal and state laws, rules and regulations, and to such approvals by any regulatory or governmental agency as may be required. Without limiting the generality of the foregoing, (i) the Company shall not be required to sell or issue any shares of Common Stock pursuant to any Award if the sale or issuance of such shares would constitute a violation by the individual exercising the Award or the Company of any provision of any law or regulation of any governmental authority, including without limitation any federal or state securities laws or regulations, and (ii) the inability of the Company to obtain any necessary authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful exercise or payment of any Award hereunder, shall relieve the Company of any liability in respect of the exercise or payment of such Award to the extent such requisite authority shall have been deemed necessary and shall not have been obtained.